UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. English Rd 5th Floor
High Point, North Carolina		27262
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On January 23, 2026, the Board of Directors (the "Board") of Culp, Inc. (the "Company") elected Mark Wilson as a director, effective immediately, to fill the vacancy recently created by the resignation of Alexander B. Jones from the Board on December 11, 2025. The Company agreed to elect Mr. Wilson as a director, and subsequently nominate him for re-election as a director at the Company’s 2026 annual meeting of shareholders, pursuant to the terms of the Cooperation Agreement the Company entered into with 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones, dated as of June 6, 2025 (the “Cooperation Agreement”), particularly Section 1(g) thereof titled “Replacements,” which was included as Exhibit 10.1 to the Form 8-K the Company filed with the Securities and Exchange Commission on June 10, 2025. Mr. Wilson has served as General Counsel for 22NW Fund, LP, one of the parties to the Cooperation Agreement, since 2024.

There are no family relationships between Mr. Wilson and any other director or executive officer of the Company nor are there any transactions between Mr. Wilson or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the U.S. Securities and Exchange Commission.

The Board affirmatively determined that Mr. Wilson is independent under the Company's Corporate Governance Guidelines and applicable rules of the New York Stock Exchange. The Board has appointed Mr. Wilson to serve as a member of the Strategy Committee.

Mr. Wilson will receive compensation as a director of the Company consistent with that paid to other non-employee directors of the Company. As such, Mr. Wilson is entitled to receive an annual cash retainer of $55,000, which for fiscal 2026 will be prorated for his period of service. In addition, non-employee directors of the Company are entitled to receive an annual equity grant of service-based restricted stock units under the Company's Amended and Restated Equity Incentive Plan with a grant date fair value of $55,000. The restricted stock units will vest on the next annual meeting of shareholders of the Company following the grant of units, subject to Mr. Wilson's continued service on the Board. Given the date of Mr. Wilson’s election to the Board, he will not be eligible to receive an annual equity grant of service-based restricted stock units until following the Company’s 2026 annual meeting of shareholders. The Company intends to enter into an Indemnification Agreement with Mr. Wilson in the form filed as Exhibit 10.16 to the Company’s Form 10-K for the fiscal year ended April 27, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Culp, Inc.

Date:	January 27, 2026	By:	/s/ Justin Grow
Justin Grow, Vice President & General Counsel